Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (No. 333-142665) of LAN Airlines S.A. of our report dated February 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Santiago, Chile

April 2, 2012

PricewaterhouseCoopers, Av. Andrés Bello 2711 – Pisos 2, 3, 4y5, Las Condes – Santiago, Chile

RUT: 81.513.400-1 – Teléfono: (56) (2) 940 0000 – www.pwc.cl